UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 16, 2014

FactSet Research Systems Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-11869	13-3362547
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 Merritt 7

Norwalk, Connecticut 06851

(Address of principal executive offices)

(203) 810-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2014 Annual Meeting of Stockholders (the “Meeting”) of FactSet Research Systems Inc. (“FactSet” or the “Company”) held on December 16, 2014, the stockholders of FactSet voted on and approved the Amended and Restated FactSet Research Systems Inc. 2008 Employee Stock Purchase Plan (the “Purchase Plan”), including the reservation of an additional 500,000 shares of common stock for issuance thereunder. The amendment and restatement of the Purchase Plan was approved by FactSet’s Board of Directors on October 23, 2014, subject to the approval of the Company’s stockholders, and became effective with such stockholder approval on December 16, 2014. As a result of such stockholder approval, the Purchase Plan was amended and modified to increase the maximum number of shares of common stock authorized for issuance over the term of the Purchase Plan by 500,000 shares.

A more complete description of the terms and conditions of the Purchase Plan and the material amendment thereto can be found in FactSet’s Proxy Statement dated October 30, 2014 (the “2014 Proxy Statement”), which description is incorporated by reference herein. The foregoing descriptions and the description incorporated by reference from FactSet’s definitive proxy statement are qualified in their entirety by reference to the Purchase Plan, a copy of which is filed as Exhibit 10.1 to this current report on Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The following four proposals were submitted to stockholders of FactSet at the 2014 Annual Meeting of Stockholders held on December 16, 2014:

1.	To elect three directors to the Board of Directors, each for a three-year term.

2.	To ratify the appointment of the accounting firm of Ernst & Young LLP as FactSet’s independent registered public accounting firm for the fiscal year ending August 31, 2015.

3.	To approve, by a non-binding vote, the compensation of the Company’s named executive officers.

4.	To approve the amendment and restatement of the FactSet 2008 Employee Stock Purchase Plan.

For more information about the foregoing proposals, refer to the Company’s 2014 Proxy Statement. Holders of FactSet common stock were entitled to one vote per share and vote together as a single class on all matters submitted to a vote of stockholders. The ratification of the Company’s independent registered public accounting firm (Proposal 2) is a discretionary item as defined by the New York Stock Exchange; however proposal 1 (election of directors), proposal 3 (approval of compensation) and proposal 4 (amendment of the Purchase Plan) are considered non-discretionary items and thus brokers were not permitted to vote shares in these matters unless instructions on how to vote these shares were provided to the broker.

Since a quorum was present at the 2014 Annual Meeting of Stockholders, the approval of each proposal required the number of votes described below:

●

Under the Company’s amended by-laws, the nominees for election as directors of the Company are elected by majority vote, meaning that in an uncontested director election when the number of votes cast “FOR” a director exceeds the number of votes cast “AGAINST” that director, the nominee will be elected as a director.

●

The ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ended August 31, 2015 requires that a majority of the votes cast at the meeting (either in person or by proxy) be voted “FOR” this proposal.

●

The approval of a resolution approving the compensation of FactSet’s named executive officers as disclosed in the Proxy Statement is an advisory vote; however, the Company values the opinions of its stockholders and will take into account the outcome of this vote in considering future compensation arrangements.

●

The affirmative vote of a majority of the shares of FactSet common stock present or represented by proxy and voting at the 2014 Annual Meeting, together with the affirmative vote of a majority of the required quorum, is required for approval of proposal 4 (the amendment and restatement of the 2008 Employee Stock Purchase Plan).

The number of votes cast for and against and the number of abstentions and non-votes with respect to each matter voted upon are set forth below:

Proposal 1: To elect three members to FactSet’s Board of Directors, each for a three-year term.

				Broker
Nominee	For	Against	Abstained	Non-Votes
Robin A. Abrams	35,840,344	431,809	53,717	2,550,341
Michael F. DiChristina	34,151,055	2,165,287	9,528	2,550,341
Walter F. Siebecker	35,308,024	1,008,168	9,678	2,550,341

The three nominees were elected to FactSet’s Board of Directors and will serve as directors until the Company’s 2017 Annual Meeting or until their respective successors are elected and qualified. The other directors whose terms of office continued after the Meeting are: Scott A. Billeadeau, Philip A. Hadley, Joseph E. Laird, Jr., James. J. McGonigle and Joseph R. Zimmel.

Proposal 2: To ratify the appointment of the accounting firm of Ernst & Young LLP as FactSet’s independent registered public accounting firm for the fiscal year ending August 31, 2015.

For	38,852,292
Against	20,121
Abstained	3,798

The appointment of Ernst & Young LLP was ratified.

Proposal 3: To approve, by a non-binding vote, the fiscal 2014 compensation awarded to the Company’s named executive officers.

For	34,634,158
Against	1,355,182
Abstained	336,530
Broker Non-Votes	2,550,341

The fiscal 2014 compensation awarded to FactSet’s named executive officers was approved by a non-binding vote.

Proposal 4: To approve the amendment and restatement of the FactSet 2008 Employee Stock Purchase Plan.

For	36,152,111
Against	146,991
Abstained	26,768
Broker Non-Votes	2,550,341

The amendment and restatement of the FactSet 2008 Employee Stock Purchase Plan was approved. Refer to the amended and restated Purchase Plan filed as Exhibit 10.1 to this current report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished as part of this current report on Form 8-K.

Exhibit Number	Description

10.1	FactSet Research Systems Inc. 2008 Employee Stock Purchase Plan, as Amended and Restated

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FACTSET RESEARCH SYSTEMS INC.
(Registrant)

Date: December 18, 2014	/s/ MAURIZIO NICOLELLI
Maurizio Nicolelli
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

Exhibit Index

Exhibit Number	Description

10.1	FactSet Research Systems Inc. 2008 Employee Stock Purchase Plan, as Amended and Restated